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                                                  Registration No. 33-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                        Under The Securities Act of 1933

                          CITIZENS BANKING CORPORATION
             (Exact name of registrant as specified in its charter)

          MICHIGAN                                        38-2378932
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

               ONE CITIZENS BANKING CENTER, FLINT, MICHIGAN 48502
                                 (810) 766-7500
         (Address, including zip code, and telephone number, including area code, of registrant's Principal Executive Office)

                          CITIZENS BANKING CORPORATION
                        STOCK OPTION PLAN FOR DIRECTORS
                            (Full title of the Plan)

             CHARLES R. WEEKS, CHAIRMAN AND CHIEF EXECUTIVE OFFICER
               ONE CITIZENS BANKING CENTER, FLINT, MICHIGAN 48502
                                 (810) 766-7500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        COPIES OF ALL COMMUNICATIONS TO:

          JOHN W. ENNEST                           THOMAS W. GALLAGHER
           Vice Chairman                    Senior Vice President, Secretary
     Citizens Banking Corporation                  and General Counsel
     One Citizens Banking Center              Citizens Banking Corporation
       Flint, Michigan 48502                    One Citizens Banking Center
           (810) 766-7500                          Flint, Michigan 48502
                                                       (810) 766-7500

                       CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------
   Title of                         Proposed Maximum       Proposed Maximum      Amount of
Securities to   Amount to be            Offering             Aggregate         Registration
be Registered    Registered         Price Per Share*       Offering Price*          Fee
- ---------------------------------------------------------------------------------------------
Common Stock    200,000 shares**          $29.82              $5,964,000         $2,056.39
- ---------------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low sale prices on the Nasdaq Stock Market on July 17, 1995, in accordance with Rule 457(h).
** The number of shares may be adjusted to prevent dilution from stock splits, stock dividends and similar transactions. This Registration Statement shall cover any such additional shares in accordance with
       Rule 416(a).
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Item 3.        INCORPORATION OF DOCUMENTS BY REFERENCE

               The following documents filed by Citizens Banking Corporation (the "Company") with the Securities and Exchange Commission (the "Commission) are incorporated herein by reference:

               (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1994;

               (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

               (c) The Company's Current Report on Form 8-K filed March 15, 1995 and amended April 28, 1995; and

               (d) The description of the Company's Common Stock contained in the Prospectus forming a part of the Company's Registration Statement on Form S-14 (No. 2-70925) (incorporated by reference in to the Company's Registration Statement on Form 8-A dated June 30, 1982, filed under the Securities Exchange Act of 1934).

               All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of each such document.


Item 4.        DESCRIPTION OF SECURITIES

               The class of securities to be offered is registered under
Section 12 of the Securities Exchange Act of 1934.


Item 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL

               Thomas W. Gallagher, who has opined upon the validity of the securities being registered, is the Senior Vice President, General Counsel and Secretary of the Company, owns 5,308 shares of the Company's Common Stock and holds options to purchase an additional 32,356 shares.


Item 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

               The Company is organized under the Michigan Business Corporation Act (the "MBCA") which, in general, empowers Michigan corporations to indemnify a person who is a party or threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding (other than actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or of another enterprise at such corporation's request, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, in the case of a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If a person is successful in defending against a derivative action or third-party action, the MBCA requires that a Michigan corporation indemnify the person against expenses incurred in the action.





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

               The MBCA also empowers Michigan corporations to provide similar indemnity against expenses actually and reasonably incurred by such a person in actions or suits by or in the right of the corporation except in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation, unless and only to the extent that a court determines that, despite the adjudication of the liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity.

               The Company's bylaws generally require the Company to indemnify its directors and officers to the fullest extent permissible under Michigan law. The Company is also contractually obligated to each of its directors to indemnify such persons to the fullest extent permissible under Michigan law.

               The MBCA permits Michigan corporations to limit the personal liability of directors for a breach of their fiduciary duty. The Company's Articles of Incorporation, which limit liability to the maximum extent permitted by law, provide that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of the director's fiduciary duty. However, the MBCA and the Articles of Incorporation do not eliminate or limit the liability of a director for any of the following: (i) a breach of the director's duty of loyalty to the Company or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) declaration of an unlawful dividend, stock purchase or redemption; (iv) a transaction from which the director derives an improper personal benefit; and (v) an act or omission occurring prior to the date when the provision becomes effective. As a result of the inclusion of such a provision, shareholders of the Company may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions.

               Under an insurance policy maintained by the Company, the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses and liabilities incurred in connection with the defense of certain claims, actions, suits or proceedings which may be brought against them by reason of being or having been directors or officers.


Item 7.        EXEMPTION FROM REGISTRATION CLAIMED

               Not applicable.


Item 8.        EXHIBITS

               The following exhibits are filed with this registration statement:

               5 Opinion of Thomas W. Gallagher, Senior Vice President, General Counsel and Secretary, with respect to the legality of the Common Stock to be registered hereunder

               23.1             Consent of Ernst & Young LLP

               23.2             Consent of Coopers & Lybrand LLP

               23.3             Consent of Thomas W. Gallagher (contained in
                                Exhibit 5)

               24 Power of Attorney appears on page 5 of this Registration Statement

               99 Citizens Banking Corporation Stock Option Plan for Directors





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

Item 9.        UNDERTAKINGS

               (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, (a) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and (c) to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

               (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling persons of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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

                                   SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Flint, State of Michigan on July 19, 1995.

                                        CITIZENS BANKING CORPORATION



                                        By: /s/ Charles R. Weeks
                                           -------------------------
                                              Charles R. Weeks
                                        Its: Chairman and Chief
                                              Executive Officer



                               POWER OF ATTORNEY

               Each of the undersigned whose signature appears below hereby constitutes and appoints John W. Ennest and Thomas W. Gallagher, and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, under the Securities Act of 1933.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the indicated capacities on July 19, 1995.


        Signature                         Title


/s/ Charles R. Weeks            Chairman of the Board, Chief
- ---------------------------     Executive Officer and
Charles R. Weeks                Director (principal
                                executive officer)


/s/ John W. Ennest              Vice Chairman of the Board,
- ---------------------------     Chief Financial Officer,
John W. Ennest                  Treasurer and Director (principal
                                financial and accounting officer)


/s/ Edward P. Abbott            Director
- ---------------------------
Edward P. Abbott


/s/ Hugo E. Braun Jr.           Director
- ---------------------------
Hugo E. Braun Jr.


/s/ Jonathan E. Burroughs II    Director
- ---------------------------
Jonathan E. Burroughs II

/s/ Joseph P. Day               Director
- ---------------------------
Joseph P. Day


/s/ Lawrence O. Erickson        Director
- ---------------------------
Lawrence O. Erickson


/s/ Victor E. George            Director
- ---------------------------
Victor E. George


/s/ William J. Hank             Executive Vice President and Director
- ---------------------------
William J. Hank


/s/ George H. Kossaras          Director
- ---------------------------
George H. Kossaras


/s/ Patricia L. Learman         Director
- ---------------------------
Patricia L. Learman


/s/ William F. Nelson Jr.       Director
- ---------------------------
William F. Nelson Jr.


/s/ Paul A. Rowley              Director
- ---------------------------
Paul A. Rowley


/s/ William C. Shedd            Director
- ---------------------------
William C. Shedd


/s/ David A. Thomas Jr.         Vice Chairman of the Board and Director
- ---------------------------
David A. Thomas Jr.



/s/ James E. Truesdell Jr.      Director
- ---------------------------
James E. Truesdell Jr.


/s/ Robert J. Vitito            President, Chief Administrative
- ---------------------------     Officer and Director
Robert J. Vitito


/s/ Kendall B. Williams         Director
- ---------------------------
Kendall B. Williams





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                               INDEX TO EXHIBITS


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Number                Description
- ------   -------------------------------------

5              Opinion of Thomas W. Gallagher

23.1           Consent of Ernst & Young LLP

23.2           Consent of Coopers & Lybrand LLP

99 Citizens Banking Corporation Stock Option Plan for Directors





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